AMENDMENT NO. 1
TO THE
LIMITED LIABILITY COMPANY AGREEMENT
OF
NCR ATMCO, LLC
This AMENDMENT NO. 1 (this “Amendment”) is made on August 1, 2023 to that certain Limited Liability Company Agreement of NCR ATMCo, LLC (the “Company”), dated April 14, 2023, (the “LLC Agreement”), by NCR Corporation, a Maryland corporation, in its capacity as sole member (the “Member”) of the Company. Capitalized words and phrases used in this Amendment but not defined herein shall have the meanings set forth in the LLC Agreement.
R E C I T A L S:
WHEREAS, the Member entered into the LLC Agreement on April 14, 2023; and
WHEREAS, the Member now desires to amend the LLC Agreement in accordance with Section 9.2 of the LLC Agreement, as described herein.
NOW THEREFORE:
1.Section 1.2 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Name. The name of the Company shall be “NCR Atleos, LLC” and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.”
2.All additional references in the LLC Agreement to “NCR ATMCo, LLC” are hereby changed to “NCR Atleos, LLC.”
3.Severability. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
4.Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without regards to principles of conflict of laws).
5.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment on the date first written above.
MEMBER:
NCR CORPORATION
By: /s/ Vladimir Samoylenko________
Name: Vladimir Samoylenko
Title: Vice President, Controllership & Tax
[Signature Page to Amendment No. 1 to Limited Liability Company Agreement of NCR ATMCo, LLC]